                                                                Exhibit 99(a)(3)


                         Notice of Guaranteed Delivery

                                      for

                        Tender of Shares of Common Stock
         (Including the Associated Rights to Purchase Preferred Stock)

                                       of

                             Rainforest Cafe, Inc.

                                       to

                             LSR Acquisition Corp.

                          a wholly owned subsidiary of

                       Landry's Seafood Restaurants, Inc.

                   (Not to be used for signature guarantees)


 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
           ON FRIDAY, OCTOBER 27, 2000, UNLESS THE OFFER IS EXTENDED.


   This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach American Stock Transfer & Trust Company (the "Depositary") on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand, transmitted by facsimile transmission or mailed (to the Depositary). See Section 3 of the Offer to Purchase.

                    American Stock Transfer & Trust Company

             BY MAIL:                    BY OVERNIGHT COURIER:                     BY HAND:
     American Stock Transfer            American Stock Transfer            American Stock Transfer
         & Trust Company                    & Trust Company                    & Trust Company
          59 Maiden Lane                     59 Maiden Lane                     59 Maiden Lane
        New York, NY 10038                 New York, NY 10038                 New York, NY 10038

                           BY FACSIMILE TRANSMISSION:
                        (for eligible institutions only)
                                  718-234-5001

                        CONFIRM FACSIMILE BY TELEPHONE:
                           1-800-937-5449, ext. 6820

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

   THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER TO TRANSMITTAL.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

   The undersigned hereby tenders to LSR Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Landry's Seafood Restaurants, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 29, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, no par value, of Rainforest Cafe, Inc., a Minnesota corporation (the "Company"), including the associated rights to purchase preferred stock (collectively, the "Shares"), set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Number of Shares Tendered: ___________   SIGN HERE
Certificate No(s) (if available):        Name(s) of Record Holder(s)


--------------------------------------   --------------------------------------
--------------------------------------   --------------------------------------
[_] Check if securities will be                      (please print)
tendered by                              Address(es);
  book-entry transfer

                                         --------------------------------------
Name of Tendering Institution:           --------------------------------------
--------------------------------------                               (Zip Code)

                                         Area Code and Telephone No(s):
Account No.: _________________________
Dated: _________________________, 2000   --------------------------------------
                                         --------------------------------------
                                         Signature(s)

                                         --------------------------------------
                                         --------------------------------------

                                   GUARANTEE
                    (Not to be used for signature guarantee)

   The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

Name of Firm: ________________________   --------------------------------------
Address: _____________________________           (Authorized Signature)
--------------------------------------   Title: _______________________________
                              Zip Code   Name: ________________________________
                                         --------------------------------------
Area Code and Tel. No. _______________   Date: _________________________ , 2000

                                                 (Please type or print)
NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.